Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, the “Company” refers to Desktop Metal, Inc. after the Closing, and Trine Acquisition Corp. prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial statements of Trine present the combination of the financial information of Trine and Desktop Metal, adjusted to give effect to the Business Combination and consummation of the transactions contemplated by the Subscription Agreements (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Trine is a blank check company incorporated in Delaware on September 26, 2018. Trine was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At September 30, 2020, there was $305.4 million held in the trust account.

Desktop Metal, Inc and subsidiaries was incorporated in the state of Delaware on August 25, 2015. Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on the production of end-use parts. It offers a portfolio of integrated additive manufacturing solutions for engineers, designers, and manufacturers comprised of hardware, software, materials and services. Desktop Metal is headquartered in Burlington, Massachusetts.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Transactions occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2019.

The unaudited pro forma combined financial statements do not necessarily reflect what Trine’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Trine. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with Trine’s and Desktop Metal’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Trine,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Desktop Metal” and other financial information included elsewhere in this Form 8-K.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Desktop Metal has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Desktop Metal’s shareholders have majority of the voting power in the Post-Combination Company;

•	Desktop Metal has the ability to appoint a majority of the board of directors of the Post-Combination Company;

•	Desktop Metal’s existing management comprises the management of the Post-Combination Company;

•	Desktop Metal comprises the ongoing operations of the Post-Combination Company;

•	Desktop Metal is the larger entity based on historical revenues and business operations; and

•	The Post-Combination Company assumed Desktop Metal’s name.

Under this method of accounting, Trine is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Transactions

The aggregate consideration for the Business Combination was $1.83 billion, paid in the form of shares of Class A common stock. The following summarizes the consideration:

(in thousands, except for value per share)
Total shares transferred at Closing (a)	183,000
Value per share (b)	$10.00
Total Share Consideration	$1,830,000

(a) The total 183.0 million consideration shares include 161.7 million shares to be issued for all issued and outstanding Desktop common, preferred, and restricted stock plus 21.3 million shares underlying unvested, unissued, and/or unexercised options.

(b) Share consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Merger Transaction was $24.77. As the Merger Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the unaudited pro forma common stock shares outstanding at Closing:

Ownership

in thousands	Shares Outstanding	%
Trine Public Shareholders	29,989	13.3%
Trine Founders (A)	5,553	2.5%
Trine Independent Directors	100	0.0%
Total Trine	35,642	15.9%
Desktop Metal (B)	161,715	71.9%
PIPE Shares	27,498	12.2%
Total Shares at Closing (excluding unvested Desktop Metal and earn out shares)	224,855	100%
Desktop Metal - Remaining Consideration Shares (B)	21,285
Other - Earn Out Shares (A)	1,851
Total Shares at Closing (including unvested Desktop Metal and earn out shares)	247,990

(A) Excludes 1,851 shares placed into escrow at the closing date. Pursuant to the Sponsor Agreement, 75% of the Founder Shares shall vest at the closing of the Business Combination. 25% of the Founder Shares shall vest if the combined company trades at $12.50 per share or higher for any 20 trading days within a 30 day window by the fifth anniversary of the Business Combination. In the event Trine enters into a binding agreement on or before the fifth anniversary of the closing of the Business Combination related to certain sale transactions involving the shares of common stock or all or substantially all the assets of Trine (a ‘‘Trine Sale’’), all unvested Founder Shares shall vest on the day prior to the closing of such Trine Sale if the per share price implied in such Trine Sale meets or exceeds $12.50.

(B) Total consideration issued to Desktop Metal is $1.8 billion or 183.0 million shares ($10 per share price). The total share consideration includes 161.7 million Desktop Metal common, preferred, and restricted stock and 21.3 million shares underlying unvested/unexercised options. Accordingly, the consideration shares outstanding has been adjusted to exclude 21.3 million consideration shares for unvested, unissued, and/or unexercised options at the closing of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are based on the historical financial statements of Trine and Desktop Metal. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF September 30, 2020

(in thousands)

	As of September 30, 2020				As of September 30, 2020
	Trine (Historical) (US GAAP)	Desktop Metal (Historical) (US GAAP)	Merger Related Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$88	$37,356	$305,350	(A)	$566,731
			(10,130)	(B)
			(40,681)	(B)
			274,975	(C)
			215	(D)
			(140)	(M)
			(265)	(N)
			(37)	(E)
Short-term investments	-	53,180			53,180
Accounts receivable, net	-	1,642			1,642
Inventory	-	10,363			10,363
Prepaid expenses and other current assets	81	806	243	(F)	1,130
Prepaid income taxes	243	-	(243)	(F)	-
Total current assets	412	103,347	529,287		633,046
Restricted cash	-	612			612
Property and equipment—net	-	13,601			13,601
Capitalized software, net	-	357			357
Right-Of-use assets	-	1,935			1,935
Security deposit	24	-			24
Goodwill	-	2,252			2,252
Acquired technology, net	-	2,453			2,453
Deferred transaction costs	-	2,741	(2,741)	(B)	-
Marketable securities held in Trust Account	305,410	-	(305,350)	(A)	-
			(60)	(E)
Total assets	$305,846	$127,298	$221,136		$654,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	-	6,604	3	(F)	3,360
			(1)	(E)
			(3,246)	(B)
Accounts payable and accrued expenses	2,676	-	(2,676)	(F)	-
Customer deposits	-	1,778			1,778
Convertible promissory note - related party	1,285	-	215	(D)	-
			(1,500)	(D)
Current portion of operating lease liability	-	858			858
Accrued expenses and other current liabilities	-	6,055	2,673	(F)	5,563
			(2,788)	(B)
			(96)	(E)
			(281)	(G)
Deferred revenue		1,136			1,136
Current portion of long-term debt, net of deferred financing costs	-	9,986			9,986
Total current liabilities	3,961	26,417	(7,697)		22,681
Lease liability, net of current portion	-	2,375			2,375
Deferred underwriting fee payable	10,505	-	(10,505	(B)	-
Total liabilities	14,466	28,792	(18,202)		25,056

Commitments and Contingences
Common stock subject to possible redemption	286,380	-	(286,380)	(H)	-
Convertible Preferred Stock	-	436,533	(436,533)	(I)	-

Stockholders' Equity
Common Stock	-	3	(3)	(I)	-
Class A Common Stock (includes unvested 328,910 shares of restricted stock)	-	-	3	(H)	22
			16	(I)
			3	(C)
			1	(J)
			(1)	(J)
			-	(N)
Class B Common Stock	1	-	(1)	(J)	-
Additional paid in capital	5,215	21,254	286,377	(H)	995,751
			274,972	(C)
			(29,828)	(B)
			436,520	(I)
			(216)	(K)
			1	(J)
			221	(L)
			1,500	(D)
			(265)	(N)
Retained earnings (deficit)	(216)	(359,289)	(7,185)	(B)	(366,554)
			281	(G)
			216	(K)
			(221)	(L)
			(140)	(M)
Accumulated other comprehensive gain	-	5			5
Total Stockholders’ Equity	5,000	(338,027)	962,251		629,224
Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$305,846	$127,298	$221,136		$654,280

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
	Trine (Historical) (US GAAP)	Desktop Metal (Historical) (US GAAP)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$-	$8,101			$8,101
Cost of sales	-	21,510			21,510
Gross Margin	-	(13,409)	-		(13,409)
Operating costs	4,048	-	(315)	(AA)	3,733
Research and development	-	31,362			31,362
Sales and marketing	-	9,994			9,994
General and administration	-	11,004			11,004
Total operating expenses	4,048	52,360	(315)		56,093
Loss from operations	(4,048)	(65,769)	315		(69,502)
Interest (expense)	-	(253)			(253)
Interest and other income, net	-	995			995
Interest Income	1,110	-	(1,110)	(BB)	-
Income (loss) before income taxes	(2,938)	(65,027)	(795)		(68,760)
Provision for income taxes	36	-	(36)	(CC)	-
Net Income (loss)	$(2,902)	$(65,027)	$(831)		$(68,760)

Basic and diluted net loss per common share	$(0.42)				$(0.31)
Weighted average shares outstanding, basic and diluted	9,054,242				224,525,194

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year Ended December 31, 2019				For the Year Ended December 31, 2019
	Trine (Historical) (US GAAP)	Desktop Metal (Historical) (US GAAP)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$-	$26,439			$26,439
Cost of sales	-	50,796			50,796
Gross Margin	-	(24,357)	-		(24,357)
Operating costs	1,857	-	(333)	(AA)	1,524
Research and development	-	54,656			54,656
Sales and marketing	-	18,749			18,749
General and administration	-	11,283			11,283
Total operating expenses	1,857	84,688	(333)		86,212
Loss from operations	(1,857)	(109,045)	333		(110,569)
Interest expense	-	(503)			(503)
Interest and other income, net	-	5,952	-		5,952
Interest income	5,142	-	(5,142)	(BB)	-
Unrealized gain on marketable securities held in Trust Account	170	-	(170)	(BB)	-
Income (loss) before income taxes	3,455	(103,596)	(4,979)		(105,120)
Provision for income taxes	(726)	-	726	(CC)	-
Net Income (loss)	$2,729	$(103,596)	$(4,253)		$(105,120)

Basic and diluted net loss per common share	$(0.18)				$(0.47)
Weighted average shares outstanding, basic and diluted	8,348,930				224,525,194

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Trine was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Transactions occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 presents pro forma effect to the Transactions as if they had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Trine’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the nine months ended September 30, 2020, incorporated by reference in this Form 8-K; and

•	Desktop Metal’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes for the nine months ended September 30, 2020, included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Trine’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference in this Form 8-K; and

•	Desktop Metal’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2020 and the related notes, included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Trine’s audited statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference in this Form 8-K; and

•	Desktop Metal’s audited consolidated statements of operations for the year ended December 31, 2019 and the related notes, included in this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Trine believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Trine believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of Trine and Desktop Metal.

2. Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Trine’s and Desktop Metal’s financial statement presentation. Upon completion of the Transactions, management will perform a comprehensive review of Trine’s and Desktop Metal’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, Trine has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Post-Combination Company. Trine and Desktop Metal have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Post-Combination Company’s shares outstanding, assuming the Transactions occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the reclassification of $305.4 million of cash held in the Trine trust account that becomes available at closing of the Business Combination. This is after the paydown discussed in tickmark (E) below.

(B)	Reflects the settlement of $51.5 million of transaction costs at close in connection with the Business Combination. Of the total, $29.8 million is adjusted against additional paid in capital (inclusive of the PIPE fee and change in deferred underwriting fee), $7.2 million is adjusted against retained earnings, $10.5 million is adjusted against the deferred underwriting, and remaining amount being adjusted against the existing accounts payable and accrued liabilities balances or paid in cash as of September 30, 2020.

(C)	Reflects the proceeds of $274,975,000 from the issuance of 27,497,500 shares of Class A common stock with par value of $0.0001 in the PIPE based on commitments received which was offset by the PIPE fee included in tickmark (B).

(D)	Reflects the settlement of the Trine related party convertible promissory note at close into warrants. On February 24, 2020, Trine issued an unsecured promissory note in the principal amount of $1.5 million to the Sponsor, of which $1.3 million is outstanding at September 30, 2020 (the “2020 Note”) with the remaining $0.2 million drawn prior to Closing to fund transaction expenses. The 2020 Note is non-interest bearing and was converted into warrants at close, at a price of $1.00 per warrant.

(E)	Reflects the paydown of Trine accrued expenses and current liabilities at Close.

(F)	Reflects the reclassification of Trine’s accounts payable and accrued expenses and prepaid income taxes to align with the balance sheet presentation of Desktop Metal.

(G)	Reflects the non-cash settlement of amounts owed to the Sponsor under Trine’s administrative support agreement which ceased upon the close of the Business Combination.

(H)	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

(I)	Reflects the recapitalization of Desktop Metal’s equity and issuance of 183.0 million shares of Class A common stock at $0.0001 par value as consideration for the reverse recapitalization. Total consideration issued to Desktop Metal is $1.8 billion or 183.0 million shares ($10.00 per share price). The total 183.0 million consideration shares include 161.7 million shares issued for all issued and outstanding Desktop common and preferred stock and restricted stock, as reflected in the pro forma balance sheet, plus 21.3 million shares underlying unvested, unissued, and/or unexercised options, which are excluded from the pro forma balance sheet adjustment since the shares are subject to further vesting or exercise at close.

(J)	Reflects the reclassification of the Founder Shares from Class B common stock to Class A common stock at close and the reclassification of the par value related to the 25% Founder Shares that remain unvested at close pursuant to the Sponsor Agreement from Class A par value to additional paid in capital.

(K)	Reflects the reclassification of Trine’s historical retained earnings to additional paid in capital as part of the reverse recapitalization.

(L)	Reflects the amount of compensation cost related to the acceleration of the vesting for certain existing Desktop Metal stock options.

(M)	Reflects the one-time bonus payments on November 30, 2020 to Desktop Metal executives as a part of the Business Combination.

(N)	Reflects the actual redemption of 26,049 Trine Public Shares outstanding for the $0.3 million held in trust, which is allocated to Class A common stock and additional paid-in capital using $0.0001 par value per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(AA) Reflects the elimination of the Trine administrative service fee paid to the Sponsor that will cease upon the close of the Business Combination.

(BB) Reflects the elimination of interest income and unrealized gain earned on the Trine trust account.

(CC) Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Desktop Metal concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the close date of the Business Combination and as such, a 0% effective tax rate is reflected.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2019. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2019 and for the nine months ended September 30, 2020:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro forma net loss	$(68,760)	$(105,120)
Pro forma weighted average shares outstanding - basic and diluted	224,525,194	224,525,194
Pro forma net loss per share - basic and diluted	$(0.31)	$(0.47)

Pro forma weighted average shares outstanding - basic and diluted
SPAC Public Shareholders	29,988,951	29,988,951
SPAC Founders	5,552,813	5,552,813
SPAC Independent Directors	100,000	100,000
Total Trine	35,641,764	35,641,764
Desktop Metal (1)	161,385,931	161,385,931
PIPE share holders	27,497,500	27,497,500
Pro forma weighted average shares outstanding - basic and diluted (2)	224,525,194	224,525,194

(1) Excludes 21.6 million Desktop Metal consideration shares that will be issued upon the occurrence of future events (i.e. vesting of restricted stock or exercise of stock options). Total consideration to be issued to Desktop Metal is $1.8 billion or 183.0 million shares ($10 per share price). The total shares issued includes all issued and outstanding Desktop common and preferred stock plus shares underlying unvested restricted stock and options. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that was restricted, unvested, unissued, and/or unexercised at the closing of the Business Combination.

(2) For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO, warrants sold in the private placement, Desktop Metal unvested restricted stock, and Desktop Metal options are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 23.5 million shares of Trine Class A common stock underlying the warrants sold in the Trine IPO and private placement, (b) 21.6 million Desktop Metal consideration shares for restricted, unvested, unissued, and/or unexexercised restricted stock and stock options.